Exhibit 99

News Release

Fiserv and Fast Forward Solutions Subsidiary of AirNet
Pursuing Agreement to Provide Comprehensive Substitute Check Solution
Including Printing and Delivery

Fiserv, Inc.
Chuck Doherty
(262) 879-5966

BROOKFIELD, Wisconsin — May 17, 2004 — Fiserv, Inc. (FISV) and Fast Forward Solutions, LLC, a wholly owned subsidiary of AirNet Systems, Inc. (ANS) , are pursuing an agreement that will allow Fiserv and Fast Forward to provide a comprehensive substitute check solution including printing and delivery.

If consummated, the agreement will enable Fiserv, the nation’s largest third-party check processor, to offer existing AirNet transportation services as part of its nationwide delivery of substitute checks. In addition, Fast Forward will be able to offer printing of substitute checks from Fiserv to its financial institution clients.

Mark Damico, President of the Fiserv Item Processing Group, said the alliance would enable Fiserv to complement its check processing services with transportation services.

“AirNet has proven capabilities in effectively transporting checks throughout the United States with hundreds of same-day-settlement points,” Damico said. “With the changes brought by Check 21, Fast Forward would be able to offer its clients substitute check printing from Fiserv to address other locations and, potentially, to reduce AirNet’s own cost of transportation for existing presentment points. Fiserv also would be able to provide transportation as part of our total check processing solution and allow our clients to have one relationship for all check processing needs.”

“The ability to leverage the core competencies of our companies would provide the payments system with a proven, end-to-end substitute check solution,” said Jeff Harris, President of Fast Forward. “We would collectively be able to offer Fiserv and Fast Forward customers a complete substitute check product that provides a solid solution to their Check 21 strategy.”

AirNet Systems, Inc. is a premier provider of aviation services including time-critical small package delivery and passenger charter services. AirNet operates AirNet Express, an integrated national air transportation network that provides expedited air transportation services for banks and time-critical small package shippers in more than 100 cities nationwide. AirNet also provides passenger charter services to individuals and businesses through its subsidiary Jetride, Inc. Together, they operate more than 120 aircraft, including 40 Learjets, located strategically throughout the United States. AirNet’s cargo fleet departs most cities several hours after other major package delivery companies. To find out more, visit AirNet’s website at www.airnet.com.

As the nation’s largest third-party check processor, Fiserv annually touches more than 4.2 billion checks. The company operates 50 check-processing centers across the U.S. and another six in Canada, and has a national image archive that adds nearly 7 million check images each day.

Fiserv provides industry leading information management systems and services to the financial industry, including transaction processing, outsourcing, business process outsourcing and software and systems solutions. The company serves more than 15,000 clients worldwide, including banks, broker-dealers, credit unions, financial planners/investment advisers, insurance companies and agents, self-funded employers, lenders and savings institutions. Headquartered in Brookfield, Wisconsin, Fiserv reported $2.7 billion in processing and services revenues for 2003. Further information about Fiserv can be found on the Internet at www.fiserv.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Except for the historical information contained herein, the matters discussed in this press release include forward-looking statements regarding future events including Fast Forward Solutions, LLC and Fiserv, Inc.’s intent to finalize an agreement to provide Image Replacement Document (“IRD”) check processing solutions to the payments industry. These statements involve certain risks and uncertainties that may cause the actual events or results to differ materially from those indicated by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, potential competition in this industry; the development of new technology which renders current technologies to be utilized by Fast Forward Solutions, LLC obsolete or no longer cost-effective; implementation of legislation which could have an effect on Fast Forward Solutions, LLC’s ability to transmit IRDs and/or provide related image-exchange services; changes in check processing methodology of bank customers; and other risks and uncertainties detailed from time to time in AirNet Systems, Inc.’s periodic reports to the Securities and Exchange Commission. Please refer to Item 7 of AirNet Systems, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for additional details relating to risk factors that could affect AirNet Systems, Inc.’s future performance.

###